Exhibit 10.63

$300,000,000

GENERAL MARITIME CORPORATION

12.00% Senior Notes due 2017

Purchase Agreement

November 6, 2009

J.P. Morgan Securities Inc.
As Representative of the
several Initial Purchasers listed
in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

General Maritime Corporation, a Marshall Islands corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 12% Senior Notes due 2017 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of November 12, 2009 (the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Subsidiary Guarantors (the “Subsidiary Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum dated October 30, 2009 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.  References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company and the Subsidiary Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Company and the Subsidiary Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.             Purchase and Resale of the Securities.  (a)  The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal 95.762% of the principal amount thereof plus accrued interest, if any, from November 12, 2009 to the Closing Date.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in each of the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)  within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)   in accordance with the restrictions set forth in Annex C hereto.

(c)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6 (f)(i) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)           The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that any such affiliates of Initial Purchasers shall comply with the provisions of Section 1(b) hereof.

(e)           The Company and the Subsidiary Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Subsidiary Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Subsidiary Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Subsidiary Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Subsidiary Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Subsidiary Guarantors with respect thereto. Any review by the Representative or any other Initial Purchaser of the Company, the Subsidiary Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such other Initial Purchaser, as the case may be, and shall not be on behalf of the Company or the Subsidiary Guarantors or any other person.

2.             Payment and Delivery.  (a)  Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on November 12, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the

“Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.             Representations and Warranties of the Company and the Subsidiary Guarantors.  The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)           Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)           Additional Written Communications.   The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c).  Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)           Incorporated Documents.  The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder.

(d)           Financial Statements.  (i) The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum. (ii) The financial statements and the related notes thereto of Arlington Tankers Ltd. (“Arlington”) and its consolidated subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the financial position of Arlington and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information of Arlington and its Consolidated Subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of Arlington and presents fairly in all material respects the information shown thereby.

(e)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; (iv) there has not been a material loss (whether actual or constructive or partial or total) of or to any of the vessels that are described in the Time of the Sale Information and the Offering Memorandum as owned or to be acquired by the Company or any Subsidiary Guarantor; and (v) no such vessel has been arrested or requisitioned for title or hire; except in the case of clauses (i) through (v) above as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(f)            Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Subsidiary Guarantors of their obligations under the Securities and the Subsidiary Guarantees, respectively (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 3 hereto.

(g)           Capitalization.  The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except, in the case of any foreign subsidiary, for directors’ qualifying shares or shares otherwise required to be owned by other persons other than the Company pursuant to applicable law), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than those arising under the Company’s Credit Agreement, dated as of October 20, 2009 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), and Arlington’s Loan Agreement, dated as of December 12, 2005, or otherwise as described in each of the Time of Sale Information and the Offering Memorandum.

(h)           Due Authorization.  The Company and each of the Subsidiary Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Subsidiary Guarantees, the Indenture, the Exchange Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”), as applicable, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i)            The Indenture.  The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”) and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(j)            The Securities and the Subsidiary Guarantees.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Subsidiary Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)           Purchase and Registration Rights Agreements.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(l)            The Exchange Securities.  On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Subsidiary Guarantors, as guarantor, enforceable against the Company and each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)          Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n)           No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and

(iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Conflicts.  The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Subsidiary Guarantees and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Subsidiary Guarantees and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities and the Subsidiary Guarantees by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(q)           Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company and the Subsidiary Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or others.

(r)            Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.  MSPC Certified Public Accountants and Advisors, P.C., who have certified certain financial statements of Arlington and its Subsidiaries, were at all relevant times independent public accountants with respect to Arlington and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)           Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others which, individually or in aggregate, would reasonably be expected to have a Material Adverse Effect.

(u)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that  would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(v)           Investment Company Act.  Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(w)          Taxes.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof or have established adequate reserves for the payment thereof; and, except as otherwise disclosed in the each of the Offering Memorandum and the Time of Sale Information, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, have a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Company to the extent required under generally accepted accounting principles and the Securities Act and Exchange Act.

(x)            Stamp and Transfer Taxes.  Except as set forth in each of the Time of Sale Information and the Offering Memorandum, with respect to non-residents of the Marshall Islands, there are no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes payable to the Marshall Islands or any political subdivision or taxing authority thereof or therein in connection with (i) the delivery of the Securities by the Company to the Initial Purchasers in the manner contemplated by this Agreement; (ii) payments of the principal, interest and other amounts in respect of the Securities to holders of the Securities; or (iii) the sale and delivery of the Securities by the Initial Purchasers to subsequent purchasers thereof in accordance with the terms of this Agreement.

(y)           Taxation in the Marshall Islands.  None of the holders of the Securities, any of the Initial Purchasers or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in the Marshall Islands on an overall income basis solely by the execution, delivery, performance or enforcement of the Transaction Documents or the issuance or sale of the Securities or by virtue of the ownership or transfer of Securities or the receipt of payments thereon.

(z)            Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)         No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Subsidiary Guarantors, is contemplated or threatened, in each case that would reasonably be expected, individually or in the aggregate,  to have a Material Adverse Effect.

(bb)         Compliance With Environmental Laws.  Except as described in each of the Time of Sale Information and the Offering Memorandum, (i) the Company and its subsidiaries (i) are in compliance with, and have not violated, any and all applicable federal, state, local and foreign and international laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or natural resources or to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no proceedings that are pending or, to the knowledge of the Company or the Subsidiary Guarantors, contemplated against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(cc)         Compliance With ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”)  has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to be in compliance would not, individually or in the aggregate,  have a Material Adverse Effect; no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur and no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, and the fair market value of the assets of each such Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan determined based on those actuarial assumptions used to fund such Plan;  neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd)         Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)         Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(ff)           Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including protection and indemnity and business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses as consistent with industry practice; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Subsidiary Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Subsidiary Guarantors, threatened.

(ii)           Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Subsidiary Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)           Solvency.  On and immediately after the Closing Date, the Company and each of the Subsidiary Guarantors (after giving effect to the issuance of the Securities and the Subsidiary Guarantors and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Subsidiary Guarantors are not less than the total amount required to pay the liabilities of the Company and the Subsidiary Guarantors on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Subsidiary Guarantors are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities and the Subsidiary Guarantees as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company and the Subsidiary Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and the Subsidiary Guarantors are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and the Subsidiary Guarantors are engaged; and (v) the Company and the Subsidiary Guarantors are not a defendant in any civil action that would result in a judgment that the Company and the Subsidiary Guarantors are or would become unable to satisfy.

(kk)         No Restrictions on Subsidiaries.  Except as described in each of the Time of Sale Information and the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll)           No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm)       Rule 144A Eligibility.  On the Closing Date, neither the Securities nor any of the Subsidiary Guarantees will be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(nn)         No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(oo)         No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(pp)         Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(qq)         No Stabilization.  Neither the Company nor any of the Subsidiary Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(rr)           Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in each of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)           Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)         Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv)         Vessels.  Each of the vessels owned by the Company or one of its subsidiaries has been duly registered in the name of the subsidiary of the Company that owns it under the laws and regulations and the flag of the nation of its registration and no other action is necessary to establish and perfect such subsidiary’s title to and interest in such vessels as against any charterer or third party.

4.             Further Agreements of the Company and the Subsidiary Guarantors.  The Company and each of the Subsidiary Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Delivery of Copies.  The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)           Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)           Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such proposed written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)           Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale

Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)            Ongoing Compliance of the Offering Memorandum.  If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)           Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Subsidiary Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Clear Market.  During the period from the date hereof through and including the date that is 180 days after the date hereof, the Company and each of the Subsidiary Guarantors will not, without the prior written consent of the Representative, offer, pledge, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Subsidiary Guarantors with terms substantially similar to the Securities (other than the Securities sold hereunder and any Exchange Securities).

(i)            Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Subsidiary Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish reasonably promptly to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)           DTC.   The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)            No Resales by the Company.  Until completion of the exchange offer (or the first anniversary of the date on which the shelf registration statement became effective) pursuant to the Registration Rights Agreement, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)          No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)           No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(j)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Preliminary Offering Memorandum, the other Time of Sale Information and the Offering Memoradum under the heading “Use of proceeds”.

(k)           No Stabilization.  Neither the Company nor any of the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.             Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show) or otherwise substantially consistent with Annex B, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6.             Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change.  No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)           Officer’s Certificate.  The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Subsidiary Guarantors in this Agreement are true and correct and that the Company and the Subsidiary Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)           Comfort Letters.  (i) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) on the date of this Agreement and on the Closing Date, MSPC Certified Public Accountants and Advisors, P.C. shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Arlington and its consolidated subsidiaries incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)            Opinion and 10b-5 Statement of Counsel for the Company.  (i) Kramer Levin Naftalis & Frankel LLP, U.S. counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinions and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect substantially as set forth in Annex D-1 hereto; (ii) Reeder & Simpson P.C., Marshall Islands counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect substantially as set forth in Annex D-2 hereto; (iii) George E. Henries, Esq., Liberia counsel for the Company, shall have furnished to the Representative, at the request of the Company and the Subsidiary Guarantors, his written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect substantially as set forth in Annex D-3 hereto; (iv) Appleby Global, Bermuda counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect substantially as set forth in Annex D-4 hereto; (v) Allen and Gledhill LLP, Singapore counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect substantially as set forth in Annex D-5 hereto; (vi) Albuquerque & Associados, Portuguese counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect substantially as set forth in Annex D-6 hereto; (vii) Goltsblat BLP, Russia counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect substantially as set forth in Annex D-7 hereto; and (viii) Seward & Kissel LLP, special counsel to the Company, shall have furnished to the Representative, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect substantially as set forth in Annex D-8 hereto.

(g)           Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Subsidiary Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Subsidiary Guarantees.

(i)            Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)            Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Subsidiary Guarantors.

(k)           DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(l)            Amendment to Amended and Restated Credit Agreement.  The amendment, dated as of October 27, 2009, to the Company’s Amended and Restated Credit Agreement as described in each of the Time of Sale Information and the Offering Memorandum, shall become effective as of the Closing Date and upon consummation of the transactions contemplated hereby.

(m)          Additional Documents.  On or prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers.  The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)           Indemnification of the Company and the Subsidiary Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Subsidiary Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third and fourth sentences of the fourteenth paragraph and the sixteenth paragraph.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Subsidiary Guarantors, their respective directors, officers and any control persons of the Company and the Subsidiary Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective upon  the execution and delivery hereof by the parties hereto.

9.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Subsidiary Guarantors shall have been suspended on any exchange or in any over the counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.           Defaulting Initial Purchaser.  (a)  If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in each of the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Subsidiary Guarantors, except that the Company and the Subsidiary Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Subsidiary Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

11.           Payment of Expenses. (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Subsidiary Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Subsidiary Guarantees and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Subsidiary Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors provided that notwithstanding clause (ix) above, the Initial Purchasers shall pay one-half of the expenses associated with any airplane which is used for the purposes of such “road show” presentations.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii), the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities because any of the conditions set forth in Section 6 of this Agreement has not been satisfied, the Company and the Subsidiary Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, the officers and directors of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchasers and the provisions set forth in Section 11(b), 12 and 15 hereof, contained in this Agreement or made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

14.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

15.           Miscellaneous.  (a)  Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc., on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063), Attention: Lawrence Landry.  Notices to the Company and the Subsidiary Guarantors shall be given to them at General Maritime Corporation, 299 Park Avenue, 2nd Floor, New York, NY 10171, (fax: 212-763-5607; Attention: Jeffrey D. Pribor.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Submission of Jurisdiction.  Each of the Company and the Subsidiary Guarantors hereby submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Subsidiary Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  Each of the Company and the Subsidiary Guarantors irrevocably appoints Corporation Service Company, as its authorized agent in the Borough of Manhattan in New York City upon which process may be served in any such suit, action or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or any of the Subsidiary Guarantor, as applicable, by the person serving the same to the address provided in Section 15(b), shall be deemed in every respect effective service of process upon the Company or any of the Subsidiary Guarantors, as applicable, in any such suit, action or proceeding. Each of the Company and the Subsidiary Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of nine years from the date of this Agreement. Nothing in this Section 15(d) shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any suit, action or proceeding against any other party or its property in the courts of other jurisdictions.

(e)           Judgment Currency. Each of the Company and the Subsidiary Guarantors agrees, jointly and severally, to indemnify each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement for which indemnification is provided by any such person and any such judgment or order being paid in a currency (the “Judgment Currency”) other than U.S. dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars with the amount of Judgment Currency actually received by the indemnified party. The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company and the Subsidiary Guarantors, on the one hand, and each Initial Purchaser, on the other, and shall continue in full force and effect notwithstanding any such judgment or order. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion or, the relevant currency.

(f)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GENERAL MARITIME CORPORATION

By	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	EVP, Treasurer and Secretary

Subsidiary Guarantors:

GENERAL MARITIME SUBSIDIARY CORPORATION

By	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	President

GENERAL MARITIME MANAGEMENT LLC

By	/s/ Milton H. Gonzales
	Name:	Milton H. Gonzales
	Title:	Manager and Technical Director

GMR AGAMEMNON LLC
GMR AJAX LLC
GMR ALEXANDRA LLC
GMR ARGUS LLC
GMR CHARTERING LLC
GMR CONSTANTINE LLC
GMR DAPHNE LLC
GMR DEFIANCE LLC
GMR ELEKTRA LLC
GMR GEORGE T LLC
GMR GULF LLC
GMR HARRIET G. LLC
GMR HOPE LLC
GMR HORN LLC
GMR KARA G LLC
GMR MINOTAUR LLC
GMR ORION LLC
GMR PHOENIX LLC
GMR PRINCESS LLC
GMR PROGRESS LLC
GMR REVENGE LLC
GMR ST. NIKOLAS LLC
GMR SPYRIDON LLC
GMR STRENGTH LLC

By	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Manager

ARLINGTON TANKERS LTD.
VISION LTD.
VICTORY LTD.
COMPANION LTD.
COMPATRIOT LTD.
CONCORD LTD.
CONSUL LTD.
CONCEPT LTD.
CONTEST LTD.

By	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Director

[Signature page to the Purchase Agreement]

GENERAL MARITIME MANAGEMENT (PORTUGAL) LDA.

By	/s/ Rui Jorge Pais Pereira
Name: Rui Jorge Pais Pereira
Title: Manager

GENERAL MARITIME MANAGEMENT (PORTUGAL) LLC

By	/s/ Rui Jorge Pais Pereira
Name: Rui Jorge Pais Pereira
Title: Manager

[Signature page to the Purchase Agreement]

THE COMMON SEAL of GENERAL MARITIME CREWING PTE. LTD. was hereunto affixed by

/s/ James Edward Paisley
James Edward Paisley
Director

/s/ Cher Choon Teck
Cher Choon Teck
Secretary

[Signature page to the Purchase Agreement]

LIMITED “GENERAL MARITIME CREWING” (RUSSIA CORPORATION)

By	/s/ Gennadiy Liventsov
Name: Gennadiy Liventsov
Title: Director

[Signature page to the Purchase Agreement]

Accepted: November 5, 2009

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By	/s/ Stathis Karanikolaidis

Authorized Signatory

Stathis Karanikolaidis
Executive Director

[Signature page to the Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities Inc.	$111,000,000
Goldman, Sachs & Co.	105,000,000
Citigroup Global Markets Inc.	18,000,000
RBS Securities Inc.	18,000,000
Credit Suisse Securities (USA) LLC	13,500,000
Jefferies & Company, Inc.	13,500,000
UBS Securities LLC	13,500,000
DnB NOR Markets, Inc.	7,500,000

Total	$300,000,000

Schedule 2

Subsidiaries Guarantors

General Maritime Subsidiary Corporation

General Maritime Management LLC

General Maritime Management (Portugal) LDA.

General Maritime Management (Portugal) Limitada

General Maritime Crewing Pte Ltd. (Singapore Corporation)

General Maritime Crewing Ltd. (Russia Corporation)

GMR Agamemnon LLC

GMR Ajax LLC

GMR Alexandra LLC

GMR Argus LLC

GMR Chartering LLC

GMR Constantine LLC

GMR Daphne

GMR Defiance LLC

GMR Electra

GMR George T

GMR Gulf LLC

GMR Harriet G. LLC

GMR Hope LLC

GMR Horn LLC

GMR Kara G LLC

GMR Minotaur LLC

GMR Orion LLC

GMR Phoenix LLC

GMR Princess LLC

GMR Progress LLC

GMR Revenge LLC

GMR St. Nikolas LLC

GMR Spyridon LLC

GMR Strength LLC

Arlington Tankers Ltd.

Vision Ltd.

Victory Ltd.

Companion Ltd.

Compatriot Ltd.

Concord Ltd.

Consul Ltd.

Concept Ltd.

Contest Ltd.

Schedule 3

Subsidiaries

General Maritime Subsidiary Corporation

General Maritime Management LLC

General Maritime Management (UK) LLC

General Maritime Management (Hellas) Ltd.

General Maritime Management (Portugal) LDA.

General Maritime Management (Portugal) Limitada

General Maritime Crewing Pte Ltd. (Singapore Corporation)

General Maritime Crewing Ltd. (Russia Corporation)

GMR Administration Corp.

GMR Agamemnon LLC

GMR Ajax LLC

GMR Alexandra LLC

GMR Argus LLC

GMR Chartering LLC

GMR Constantine LLC

GMR Daphne

GMR Defiance LLC

GMR Electra

GMR George T

GMR GP LLC

GMR Gulf LLC

GMR Harriet G. LLC

GMR Hope LLC

GMR Horn LLC

GMR Kara G LLC

GMR Limited LLC

GMR Minotaur LLC

GMR Orion LLC

GMR Phoenix LLC

GMR Princess LLC

GMR Progress LLC

GMR Revenge LLC

GMR St. Nikolas LLC

GMR Spyridon LLC

GMR Star LLC

GMR Strength LLC

GMR Trader LLC

GMR Trust LLC

Arlington Tankers Ltd.

Vision Ltd.

Victory Ltd.

Companion Ltd.

Compatriot Ltd.

Concord Ltd.

Consul Ltd.

Concept Ltd.

Contest Ltd.

Arlington Tankers, LLC

Annex A

Additional Time of Sale Information

1.   Term sheet containing the terms of the securities, substantially in the form of Annex B.

A

Annex B

Supplement, dated November 6, 2009, to	Strictly confidential
Preliminary offering memorandum, dated October 30, 2009

General Maritime Corporation

$300,000,000 12.0% Senior Notes due 2017

This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.  The information in this Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum .  Capitalized terms used in this Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other place.  We are offering the notes only to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States under Regulation S.

This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of the Notes or the offering.  Please refer to the Preliminary Offering Memorandum for a complete description.

Pricing Term Sheet:

Issuer:	General Maritime Corporation
Size:	$300,000,000
Maturity:	November 15, 2017
Coupon:	12.0%
Price:	97.512% of face amount
Yield to Maturity:	12.50%
Spread to Benchmark Treasury:	+ 922 basis points
Benchmark Treasury:	UST 4.25% due 11/15/2017
Interest Payment Dates:	May 15 and November 15 of each year, commencing on May 15, 2010
Record Dates:	May 1 and November 1
Gross Proceeds:	$292,536,000
Optional Redemption Provisions:
First Call Date:	November 15, 2013
Redemption Prices:
	Commencing November 15, 2013:	106.000%
	Commencing November 15, 2014:	103.000%
	Commencing November 15, 2015 and thereafter: 100.000%
Make-Whole Call:	Before the first call date at a discount rate of Treasury plus 50 basis points
Equity Clawback:	Prior to 2012, up to 35% may be redeemed at 112.000%
Tax Redemption:	In the event of certain changes in tax law, at 100%

Change of Control:	Put at 101%
Trade Date:	November 6, 2009
Settlement:	T+3; November 12, 2009
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP/ISIN:	Rule 144A: 370290AD0 / US370290AD01
Regulation S: Y2693RAA9 / USY2693RAA96
Form of Offering:	Rule 144A/ Regulation S with registration rights
Ratings:	Moody’s: B3
S&P: B
Joint Book-Running Managers:	J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Co-Managers:	Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
DnB NOR Markets, Inc.
Jefferies & Company, Inc.
RBS Securities Inc.
UBS Securities LLC

Changes from Preliminary Offering Memorandum:

Additional Changes to the Description of Notes:

The following are changes to the terms of the indenture governing the Notes described in the Preliminary Offering Memorandum.

A.  Limitation on Indebtedness.  The first paragraph under “Limitation on indebtedness” shall be replaced with the following:

“The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00.”

B.  Limitation on Restricted Payments.  Clause (14) of the second paragraph under “Limitation on restricted payments” shall be replaced with the following:

“14) so long as no default has occurred and is continuing, Restricted Payments (other than purchases, redemptions or other acquisitions of any Capital Stock that is restricted under clause (2) of the preceding paragraph) in an amount not to exceed $30.0 million; provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.”

C.  Permitted Liens.  Clause (2) of the definition of “Permitted Liens” shall be replaced with the following:

“(2) (X) Liens securing Indebtedness incurred in compliance with the first paragraph or clause 13 of the second paragraph of “Certain covenants—Limitation on indebtedness” with respect to any existing Vessel (which term, for purposes of this clause (2), shall include the Capital Stock of a Person substantially all of the assets of which is a Vessel and any Related Assets, as the context may require) of such Person provided, however, that the principal amount of Indebtedness secured by such a Lien shall not exceed 65% of the fair market value of such Vessel, determined based upon the average of written appraisals of three Independent Appraisers, and (Y) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person, including a Vessel; provided, however, as to this clause (Y), (A) subject to clause (B) below, in the case of a Vessel, (i) except as provided in clauses (ii), (iii) and (iv) below, the principal amount of Indebtedness secured by such a Lien does not exceed (x) with respect to Indebtedness Incurred to finance the construction of such Vessel, 65% of the sum of (1) the contract price pursuant to the Vessel Construction Contract for such Vessel and (2) any other Ready for Sea Cost for such Vessel, and (y) with respect to Indebtedness Incurred to finance the acquisition of such Vessel, 65% of the sum of (1) the contract price for the acquisition of such Vessel and (2) any other Ready for Sea Cost of such Vessel, (ii) in the case of Indebtedness that matures within nine months after the Incurrence of such Indebtedness (other than any Refinancing Indebtedness of such Indebtedness that matures within nine months or Indebtedness that matures within one year prior to the Stated Maturity of the Notes), the principal amount of Indebtedness secured by such a Lien shall not exceed 65% of the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred, (iii) in the case of a Sale/Leaseback Transaction, the principal amount of Indebtedness secured by such a Lien shall not exceed 65% of the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred and (iv) in the case of Indebtedness representing Capitalized Lease Obligations relating to a Vessel, the principal amount of Indebtedness secured by such a Lien shall not exceed 65% of the sum of (1) the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred and (2) any Ready for Sea Cost for such Vessel and (B) in the case of Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under “Certain covenants—Limitation on sales of assets and subsidiary stock,” the principal amount of Indebtedness secured by such a Lien does not exceed the lesser of (i) 65% of the contract price for the acquisition of such Additional Asset and (ii) the contract price for the acquisition of such Additional Asset less the Net Available Cash used to acquire such Additional Asset; provided further, however, as to this clause (Y), that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;”

Additional Information:

A.  Industry Overview

The International Energy Agency is scheduled to release its annual World Energy Outlook report on November 10th.   We cannot provide any assurances as to the International Energy Agency’s new forecast for global oil demand, including potential substantial downward revisions from its prior forecast.

B.  As Adjusted Data

The as adjusted data included in the Preliminary Offering Memorandum is being updated below to reflect the actual terms of the notes.

As Adjusted Financial Data:

As adjusted financial data(1)	Twelve months ended September 30, 2009
Cash paid for interest (net of amount capitalized)	77.9 million
Total debt	986.0 million
Ratio of total debt to adjusted EBITDA	5.0x
Ratio of Adjusted EBITDA to cash paid for interest (net of amount capitalized)	2.5x

(1) As adjusted financial data takes into effect this offering, the use of proceeds therefrom as described in “Use of proceeds” and the amendment to our 2005 credit facility as described in “Description of other indebtedness” as if they had occurred at the beginning of the period based on the following assumptions: (i) the notes were issued at the beginning of the period with an interest rate of 12.0%; and (ii) the borrowings under our 2005 credit facility accrued interest at an assumed rate of 2.78% per year, which is equivalent to LIBOR plus 2.50%, the interest rate applicable under our 2005 credit facility as amended, as of the date hereof, and includes the effect of five interest rate swaps, as described in “Management’s discussion and analysis of financial contributions and results of operations— Liquidity and capital resources”, with a notional amount aggregating $579.5 million with a weighted average fixed rate of 4.22% per year. Actual interest rates could vary significantly from the assumed interest rates.

Core Fixed Costs Estimates:

Time charter contracted revenue for 2009 is currently $240 million and the contracted revenue for 2010 is currently $110 million, representing 65% of our estimated core fixed costs for 2010 (taking into account the effects of this offering and the amendment to our credit facility).

Based on our estimates and assumptions described in “Management’s discussion and analysis of financial condition and results of operations” and (i) after giving effect to the issuance of notes in this offering at an interest rate of 12.0%; (ii) assuming repricing of our 2005 credit facility from current LIBOR plus 100 basis points to LIBOR plus 250 basis points; (iii) assuming that all excess cash (net of proceeds used for general corporate purposes as described under “Use of proceeds”) above the minimum cash balance required to be maintained under our 2005 credit facility will be used to pay down debt and (iv) assuming that a portion of the proceeds of this offering are used to repay our RBS credit facility in full and to repay $40 million of debt under our 2005 credit facility as described in “Use of proceeds”, we estimate core fixed cost for 2010 to be approximately $170.0 million.

Other Commitments:

The following is a tabular summary of our future contractual obligations as of June 30, 2009 as adjusted to reflect the issuance of notes in this offering and the repayment in full of the RBS credit facility and a $40 million portion of the 2005 credit facility using proceeds from this offering as described in “Use of proceeds” (dollars in millions):

As adjusted

	Total	2009(1)	2010	2011	2012	2013	Thereafter
2005 Credit Facility	$671.0	$—	$—	$21.3	$649.7	$—	$—
RBS Credit Facility	—	—	—	—	—	—	—
Senior Notes due 2017	300.0	—	—	—	—	—	300.0
Interest expense(2)	404.0	39.9	78.0	64.6	57.7	37.8	126.0
Senior officer employment agreements	1.9	0.7	0.6	0.6	—	—	—
Severance to former President and CEO	22.0	22.0	—	—	—	—	—
Ship management agreements	21.1	9.1	9.4	2.6	—	—	—
Office leases	17.3	0.9	1.7	1.6	1.5	1.4	10.2
Total commitments	$1,437.3	$72.6	$89.7	$90.7	$708.9	$39.2	$436.2

(1)        Denotes the six month period from July 1, 2009 to December 31, 2009.

(2)        The notes are assumed to have been issued as of June 30, 2009. Future interest payments on our 2005 credit facility are based on an outstanding balance of $671.0 million (which reflects the repayment of $40 million in debt thereunder with the proceeds of the offering) using a current 3-month LIBOR rate of 0.625% plus a margin over LIBOR of 2.5%, and adjusted for quarterly cash settlements of our interest rate swaps with a notional amount aggregating $579.5 million with a weighted average fixed rate of 4.22% per year. The amount also includes a 0.875% commitment fee we are required to pay on the unused portion of our 2005 credit facility. Pursuant to the amendment to our credit agreement which will take effect upon the consummation of the offering of notes contemplated hereby, the interest rate on our 2005 credit facility will increase from LIBOR + 100 basis points to LIBOR + 250 basis points.

Annex C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)           Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)           None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

(iv)          Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

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(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Subsidiary Guarantors; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)           Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

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